Exhibit 5.2

                             PIPER & MARBURY L.L.P.
                              Charles Center South
                             36 South Charles Street
                         Baltimore, Maryland 21201-3018
                                  410-539-2530
                                Fax: 410-539-0459




                                           March 27, 1996



Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts  02109

         Re:      Key Energy Group, Inc.

Ladies and Gentlemen:

         We have acted as special Maryland counsel for Key Energy Group, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration on Form S-3 (the "Registration Statement") of (i) 4,560,463 shares (the "Merger Shares") of common stock, $.10 par value ("Common Stock"), (ii) the resale of warrants (the "Merger Warrants") to purchase 569,642 shares of Common Stock granted in connection with the merger of WellTech, Inc., a Delaware corporation, with and into the Company (the "Merger"), and (iii) 644,642 shares (the "Warrant Shares") issuable upon exercise of the Merger Warrants and upon exercise of a warrant issued to CIT Group/Credit Finance (the "CIT Warrant").

         We have examined the Charter and By-Laws of the Company, the Agreement and Plan of Merger dated as of November 18, 1995 (the "Merger Agreement") by and between the Company and WellTech, Inc., as amended, the form of warrant to be issued to WellTech, Inc., the form of the CIT Warrant, certain minutes of proceedings of the Board of Directors of the Company and a good standing certificate dated February 27, 1996 from the State Department of Assessments and Taxation of Maryland ("SDAT"), and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and officers of the Company and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of rendering this opinion.

         In rendering this opinion we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic


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Sullivan & Worcester LLP
March 27, 1996
Page 2

copies, the authenticity of the originals of such copies and the accuracy and completeness of all public records reviewed. We have assumed that any filings required under the laws of the State of Delaware in connection with the Merger have been made. We have assumed that all representations as to factual matters set forth in the certificates of offices of the Company are true and correct, and we have not independently verified the matters stated therein.

         The Company plans to amend its Charter prior to the Merger to increase the number of authorized shares of Common Stock to 25,000,000 shares. For purposes of this opinion, we have assumed that such charter amendment has been duly approved by the Board of Directors and Stockholders of the Company and filed with the SDAT.

         Based upon the subject to the foregoing, we are of the opinion that:

         1. The Merger Shares have been duly and validly authorized for issuance by the Board of Directors of the Company by resolutions adopted on November 18, 1995, and the Merger Shares, when issued as authorized in accordance with the terms of the Merger Agreement and upon acceptance for filing of Articles of Merger by the SDAT, will be fully paid and nonassessable by the Company, with no personal liability attached to the ownership thereof.

         2. The Merger Warrants have been duly and validly authorized for issuance by the Board of Directors of the Company by resolutions adopted on November 18, 1995, and the Merger Warrants, when issued in accordance with the terms of the Merger Agreement, will be fully paid and nonassessable by the Company, with no personal liability attached to the ownership thereof.

         3. The Warrant Shares have been duly and validly authorized for issuance by the Board of Directors of the Company by resolutions adopted on November 18, 1995 and December 19, 1995, and the Warrant Shares, when issued upon the exercise of the Merger Warrants or the CIT Warrant, as the case may be, and delivered against payment therefor, will be fully paid and nonassessable by the Company, with no personal liability attached to the ownership thereof.

         The opinions expressed in this letter are solely for your use in connection with the Registration Statement. This opinion may not be relied on by any other person or by you in any other connection without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

         All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions or advise you of changes in our opinions to reflect facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.



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Sullivan & Worcester LLP
March 27, 1996
Page 3
         The opinions expressed above are limited to the law of the State of Maryland. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the Registration
Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                        Very truly yours,

                                        /s/Piper & Marbury L.L.P.

                                        PIPER & MARBURY, L.L.P.